Exhibit 4.1

AMENDED AND RESTATED SENIOR SECURED CONVERTIBLE NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER SECTION 4(a)(7) OF THE SECURITIES ACT OR APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(a)(1) AND A HALF SALE.”  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Original Issuance Date: May 11, 2016 Amendment and Restatement Date: November , 2018	Principal: U.S. $

FOR VALUE RECEIVED, NEOS THERAPEUTICS, INC., a Delaware corporation (the “Company”), hereby promises to pay to [DEERFIELD SPECIAL SITUATIONS FUND, L.P.] [DEERFIELD PRIVATE DESIGN FUND III, L.P.], or its registered assigns (the “Holder”) the principal amount of [                             ], pursuant to, and in accordance with, the terms of that certain Facility Agreement, dated as of May 11, 2016, as amended by a First Amendment to Facility Agreement, dated as of June 1, 2017 and a Second Amendment to Facility Agreement, dated as of November 5, 2018 (the “Second Amendment”), in each case, by and among the Company, the Guarantors therewith and the Lenders party thereto (as so amended, together with all exhibits and schedules thereto and as may be further amended, restated, modified and supplemented from time to time, the “Facility Agreement”)).  The Company hereby promises to pay accrued and unpaid Interest (as defined below) and premium, if any, on the Principal on the dates, at the rates and in the manner provided for in the Facility Agreement.  This Amended and Restated Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, and as any of the foregoing may be further amended, restated, supplemented or otherwise modified from time, this “Note”) was originally issued on May 11, 2016 and amended and restated on the Amendment and Restatement Date, and is one of the Notes issued pursuant to the Facility Agreement as amended pursuant to the Second Amendment on November 5, 2018 (collectively, including all Notes issued in exchange, transfer or replacement thereof, as well as any of the foregoing may be further amended, restated, supplemented or otherwise modified from time to time, the “Notes” and “Holders” means, collectively, the Holder and each other “Holder” of any of the Notes (as defined in the other Notes)).  All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Facility Agreement.

The Principal of this Note may be prepaid prior to the Maturity Date, and shall be mandatorily prepayable, as provided in the Facility Agreement.  At any time an Event of Default exists, the Principal of this Note, together with all accrued and unpaid Interest and any applicable premium due, if any, may be declared, or shall otherwise become, due and payable in the manner, at the price and with the effect provided in the Facility Agreement.

1.                                      Definitions.

(a)                                 Certain Defined Terms.  For purposes of this Note, the following terms shall have the following meanings:

(i)                                     “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.  As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interest, by contract, or otherwise.

(ii)                                  “Amendment and Restatement Date” means the date listed on the cover page hereof.

(iii)                               “Applicable Percentage” means, initially, 95%, provided that the Applicable Percentage shall be reduced by one full percentage point for each full or partial calendar month between the date of the applicable conversion and the date on which such principal payment would otherwise be due pursuant to Section 2.3(a) of the Facility Agreement at the time of such conversion; provided, that, in no event shall such percentage be reduced to less than 83%.

(iv)                              “Common Stock” means the common stock of the Company.

(v)                                 “Conversion Amount” means the portion of the Principal to be converted.

(vi)                              “Conversion Date” means the date of delivery via facsimile or electronic mail of a Conversion Notice.

(vii)                           “Conversion Price” means, as of any Conversion Date, the Applicable Percentage of the greater of (A) $10.00, subject to adjustment for any Stock Event that occurs after the Amendment and Restatement Date, and (B) the arithmetic average of the Volume Weighted Average Prices per Share on each of the three (3) Trading Days immediately preceding the Conversion Date (the “Measurement Period”); provided, that in the event that a stock split, stock combination, reclassification, payment of stock dividend, recapitalization or other similar transaction of such character that the Shares shall be changed into or become exchangeable for a larger or small number of shares (a “Stock Event”) is consummated during the Measurement Period, the Volume Weighted Average Price for all Trading Days during the Measurement Period prior to the effectiveness of the Stock Event shall be appropriately adjusted to reflect such Stock Event.

(viii)                        “Conversion Shares” means fully paid and nonassessable shares of Common Stock.

(ix)                              “Delisting Event” means an event which shall be deemed to have occurred if the Shares cease to be listed, traded or publicly quoted on the Principal Market on which Shares are listed as of such date, and shall continue until such shares are relisted or requoted on either the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market (each, a “Principal Market”).

(x)                                 “Interest” means any interest (including any default interest) accrued on the Principal pursuant to the terms of this Note and the Facility Agreement.

(xi)                              “Market Disruption Event” means, with respect to any trading day and any security, (a) a failure by the Principal Market to open for trading during its entire regular trading session, (b) the occurrence or existence prior to 1:00 p.m., New York City time, on such day for such securities for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in such securities or in any options, contracts or future contracts relating to such securities, or (c) to the extent “Volume Weighted Average Price” is determined in accordance with clause (b) of the definition thereof, the suspension of trading for the one-half hour period ending on the scheduled close of trading on such day (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in such securities.

(xii)                           “Principal” means the outstanding principal amount of this Note as of any date of determination.

(xiii)                        “Principal Market” shall have the meaning set forth in the definition of Delisting Event above.

(xiv)                       “Registration Failure” means that (A) the Company fails to file with the SEC on or before the Filing Deadline (as defined in the Registration Rights Agreement) any Registration Statement required to be filed pursuant to Section 2(a) of the Registration Rights Agreement registering Conversion Shares, (B) the Company fails to use its best efforts to obtain effectiveness with the SEC, prior to the Registration Deadline (as defined in the Registration Rights Agreement), of any Registration Statement (as defined in the Registration Rights Agreement) that is required to be filed pursuant to Section 2(a) of the Registration Rights Agreement registering Conversion Shares, or fails to use its best efforts to keep such Registration Statement current and effective as required in Section 3 of the Registration Rights Agreement, (C) the Company fails to file any additional Registration Statements required to be filed pursuant to Section 2(a)(ii) of the Registration Rights Agreement registering Conversion Shares on or before the Additional Filing Deadline or fails to use its best efforts to cause such new

Registration Statement to become effective on or before the Additional Registration Deadline, (D) any Registration Statement required to be filed under the Registration Rights Agreement registering Conversion Shares, after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement), lapses in effect or sales of any Conversion Shares constituting Registrable Securities (as defined in the Registration Rights Agreement) cannot otherwise be made thereunder (whether by reason of the Company’s failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Company’s failure to file and to obtain effectiveness with the SEC of an additional Registration Statement registering Conversion Shares or amended Registration Statement required pursuant to Sections 2(a)(ii) or 3(b) of the Registration Rights Agreement, as applicable, or otherwise), other than in each case as permitted pursuant to Section 3(q) of the Registration Rights Agreement.

(xv)                          “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of November 5,  2018 by and among the Company, the Holder and the other investors party thereto (together with all schedules and exhibits thereto and as may be amended, restated, modified and supplemented from time to time).

(xvi)                       “Required Holders” means, as of any date of determination,  holders of Notes representing more than 50% of the aggregate principal amount of the Notes outstanding as of such date.

(xvii)                    “SEC” means the United States Securities and Exchange Commission.

(xviii)                 “Securities Act’ means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

(xix)                       “Shares” means shares of Common Stock, $0.001 par value of the Company.

(xx)                          “Trading Day” means any day on which the Common Stock is traded for any period on the Principal Market; provided, that for purposes of the definition of “Conversion Shares,” Trading Day shall not include any Trading Day on which there is a Market Disruption Event.

(xxi)                       “Volume Weighted Average Price” for any security as of any Trading Day means (a) the volume weighted average sale price of such security on the principal U.S. national or regional securities exchange on which such security is traded as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereinafter designated by the Required Holders and the Company (“Bloomberg”), or (b) if no volume weighted average sale price is reported for such security, then the closing price per share of such security as reported by Bloomberg, or, if no closing price per share is reported for such security by Bloomberg, the average of the last bid and last ask price (or if more than one in either case, the average of the average last bid and average last ask prices) on such Trading Day as reported in the composite transactions for the principal U.S. national or regional securities exchange on which such security is traded.  If the security is not listed for trading on a U.S.

national or regional securities exchange on the relevant Trading Day, then the Volume Weighted Average Price will be the average of the mid-point of the last bid and last ask prices of the security in the over-the-counter market on the relevant Trading Day as reported  by the OTC Markets Group, Inc. or similar organization. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the Volume Weighted Average Price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Notes being converted (based on the principal amount being converted by each such holder) for which the calculation of the Volume Weighted Average Price is required in order to determine the Conversion Price of such Notes.  Volume Weighted Average Price will be determined without regard to after-hours trading or any other trading outside of the regular trading hours.

2.                                      Conversion Rights.  The Principal may be converted, in whole or in part, into Shares on the terms and conditions set forth in this Section 2  and subject to Section 2.3(e) of the Facility Agreement.  For the avoidance of doubt, the conversion of Principal hereunder shall not affect the obligation of the Company to pay all accrued Interest thereon.

(a)                                 Conversion at Option of the Holder.  At any time prior to the close of business on the fifth Business Day immediately prior to the Maturity Date, subject to the 4.985% Cap (as defined below), the Exchange Cap (as defined below) and, with respect to any Conversion Notice (as defined below) delivered prior to the November 5, 2019, the Conversion Cap, the Holder shall be entitled to convert all or any part of the outstanding Principal, as of the date of the Conversion Notice therefor delivered in accordance with this Section 2, into Conversion Shares in accordance with this Section 2 at the Conversion Rate (as defined in Section 2(b)).  The Company shall not issue any fraction of a Share upon any conversion.  If the issuance would result in the issuance of a fraction of a Share, then the Company shall round such fraction of a Share up or down to the nearest whole share (with 0.5 rounded up).

(b)                                 Conversion Rate.  The number of Conversion Shares issuable upon a conversion of any portion of this Note pursuant to Section 2 shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount
Conversion Price

(c)                                  Mechanics of Conversion.  The conversion of Principal (“Conversion”) shall be conducted in the following manner:

(i)                                     Holder’s Delivery Requirements.  To convert a Conversion Amount into Conversion Shares pursuant to Section 2(a) above on any date, the Holder shall transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 5:00 p.m. New York City time on such date, a copy of a conversion notice in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company (Attention: Richard Eisenstadt, Fax:  (972) 408-1143, Email: reisenstadt@neostx.com).

(ii)                                  Company’s Response.  Upon receipt or deemed receipt by the Company of a copy of a Conversion Notice, the Company (I) shall promptly send, via electronic mail a confirmation of receipt of such Conversion Notice to the Holder and the Company’s designated transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein, and (II) on or before the second (2nd) Business Day following the date of receipt or deemed receipt by the Company of such Conversion Notice (or, if earlier, the end of the then standard settlement period for U.S. broker-dealer securities transactions) (the “Share Delivery Date”), (A) provided the Holder is eligible to receive such Conversion Shares through The Depository Trust Company (“DTC”) DTC (which shall include any time at which the Unrestricted Conditions (as defined below) are satisfied), credit such aggregate number of Conversion Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian (“DWAC”) system, or (B) if the foregoing shall not apply, issue and deliver to the address as specified in the Conversion Notice, a stock certificate, registered in the name of the Holder or its designee, in each case, for the number of Conversion Shares to which the Holder shall be entitled.  The Conversion Shares will be free-trading, and freely transferable, and will not contain a legend (or stop transfer instructions) restricting the resale or transferability of the Conversion Shares if any of the Unrestricted Conditions (as defined below) are met.

(iii)                               Dispute Resolution.  In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of Conversion Shares that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via electronic mail within two (2) Business Days of receipt or deemed receipt of the Holder’s Conversion Notice or other date of determination.  If the Holder and the Company are unable to agree upon the determination of the Conversion Price or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall promptly (and in any event within two (2) Business Days) submit or electronic mail (A) the disputed determination of the Conversion Price to an independent, reputable investment banking firm agreed to by the Company and the Required Holders, or (B) the disputed arithmetic calculation of the Conversion Rate to the Company’s independent registered public accounting firm, as the case may be.  The Company shall direct the investment bank or the accounting firm, as the case may be, to perform the determination or calculation and notify the Company and the Holder of the results no later than two (2) Business Days from the time it receives the disputed determination or calculation.  Such investment bank’s or accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.  The fees and expenses of such investment bank or accountant shall be paid by the Company.  Notwithstanding the existence of a dispute contemplated by this paragraph, if requested by the Holder, the Company shall issue to the Holder the Conversion Shares not in dispute in accordance with the terms hereof.

(iv)                              Record Holder.  The person or persons entitled to receive the Conversion Shares issuable upon a Conversion shall be treated for all purposes as the legal and record holder or holders of such Shares upon delivery by the Holder of the Conversion Notice, or in the case of Conversion Shares the issuance of which is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(c)(iii), the first Business Day after the resolution of such bona fide dispute.

(v)                                 Company’s Failure to Timely Convert.

(A)                               Cash Damages.  If by the Share Delivery Date, the Company shall fail to issue the Conversion Shares and deliver a certificate to the Holder for, or credit the Holder’s or its designee’s balance account with DTC with, the number of Conversion Shares, as applicable, (free of any restrictive legend, provided any of the Unrestricted Conditions is satisfied) (a “Delivery Failure”) then, in addition to all other available remedies that the Holder may pursue hereunder and under the Facility Agreement, the Company shall pay additional damages to the Holder for each day after the Share Delivery Date such conversion is not timely effected in an amount equal to two percent (2%) of the product of (I) the number of Conversion Shares not issued to the Holder or its designee on or prior to the Share Delivery Date and to which the Holder is entitled and (II) the Volume Weighted Average Price of the Common Stock on the Share Delivery Date (such product is referred to herein as the “Share Product Amount”).  Alternatively in lieu of the foregoing damages, subject to Section 2(c)(iii), at the written election of the Holder made in the Holder’s sole discretion, if, on or after the applicable Conversion Date, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of Conversion Shares that such Holder anticipated receiving from the Company (such purchased shares, “Buy-In Shares”), the Company shall be obligated to promptly pay to such Holder (in addition to all other available remedies that the Holder may otherwise have), 110% of the amount by which (A) such Holder’s total purchase price (including brokerage commissions, if any) for such Buy-In Shares exceeds (B) the net proceeds received by such Holder from the sale of the number of Conversion Shares such Holder was entitled to receive but had not received on the Share Delivery Date. If the Company fails to pay the additional damages set forth in this Section 2(c)(v)(A) within five (5) Business Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of Shares equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price specified by the Holder in the Conversion Notice.  Amounts payable pursuant to this Section 2(c)(v) shall be paid on or before the fifth (5th) Business Day of each month following a month in which such payment  accrued.

(B)                               Void Conversion Notice.  If for any reason the Holder has not received all of the Conversion Shares prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a Conversion (a “Conversion Failure”), then the Holder, upon written notice to the Company (a “Void Conversion Notice”), may void its Conversion with respect to, and retain or have returned, as the case may be, any portion of Principal that has not been converted pursuant to the Holder’s Conversion Notice; provided, that the voiding of the Holder’s Conversion Notice shall not affect the Company’s obligations to make any payments that have accrued prior to the date of such notice pursuant to Section 2(c)(v)(A) or otherwise.

(vi)                              Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon Conversion or repayment of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company.

(d)                                 Taxes.  The Company shall pay any and all taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of the Holder) that may be payable with respect to the issuance and delivery of Conversion Shares upon the conversion of this Note, unless the tax is due because the Holder requests any Conversion Shares to be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

(e)                                  Legends.

(i)                                     Restrictive Legend. The Holder understands that this Note and until such time as the Conversion Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 under the Securities Act or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares, as applicable, may bear a restrictive legend in substantially the following form (and a stop-transfer order consistent therewith may be placed against transfer of the certificates for such securities):

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER SECTION 4(a)(7) OF THE SECURITIES ACT OR APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(a)(1) AND A HALF SALE.”  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(ii)                                  Removal of Restrictive Legends. The certificates evidencing the Conversion Shares shall not contain or be subject to (and the Holder shall be entitled to the removal of) any legend or stop transfer instructions restricting the transfer thereof (including the legend set forth above in subsection 2(e)(i)): (A) while a registration statement (including a Registration Statement, as defined in the Registration Rights Agreement) covering the resale of such security by the Holder is effective under the Securities Act, (B) following any sale of such Conversion Shares pursuant to Rule 144, (C) if such Conversion Shares are eligible for sale under Rule 144(b)(1), (D) if the Holder certifies at any time that the Holder is not an “affiliate” of the Company (as such term is used under Rule 144 pursuant to the Securities Act), and the Holder’s holding period for purposes of Rule 144 and subsection (d)(3)(iii) thereof with respect to the Conversion Shares is at least six (6) months (it being acknowledged and agreed by the Company that the Holder’s holding period for the Conversion Shares shall be deemed to have commenced on the Second Amendment Date), or (E) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (the “Unrestricted Conditions”).  Promptly following the Effective Date (as defined below) or such other time as any of the Unrestricted Conditions have been satisfied, the Company shall cause its counsel to issue a legal opinion or other instruction to the Transfer Agent (if required by the Transfer Agent) to effect the issuance of the Conversion Shares without a restrictive legend or, in the case of Conversion Shares that have previously been issued, the removal of the legend thereunder.  If any of the Unrestricted Conditions are met at the time of issuance of the Conversion Shares, then the Conversion Shares shall be issued free of all legends.  The Company agrees that following the Effective Date or at such time as any of the Unrestricted Conditions are met or such legend is otherwise no longer required under this Section 2(e), it will, no later than two (2) Trading Days (or if earlier, the number of Trading Days comprising the then standard settlement period for U.S. broker-dealer securities transactions) following the delivery (the “Unlegended Shares Delivery Deadline”) by the Holder to the Company or the Transfer Agent of any certificate representing Conversion Shares, as applicable, issued with a restrictive legend (such fourth Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Holder a certificate (or electronic transfer) representing such shares that is free from all restrictive and other legends.  For purposes hereof, “Effective Date” shall mean the date that the first Registration Statement that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the SEC.  The Company shall assume (and the Holder shall be deemed to represent) that the Holder is not an affiliate of the Company, unless the Holder has otherwise advised the Company in writing.

(iii)                               Sale of Unlegended Shares.  Holder agrees that the removal of the restrictive legend from any certificates representing securities as set forth in Section 2(e)(i) above is predicated upon the Company’s reliance that the Holder will sell any Conversion Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

(f)                                   Reservation of Shares.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting Conversions of this Note, such number of Shares as shall from time to time be sufficient to effect the conversion of the Note (without giving effect to the 4.985% Cap or the Conversion Cap); and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire Principal amount convertible under this Note, the Company will use its best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.  The Company covenants and agrees that, upon any Conversion of this Note, all Shares issuable upon such Conversion shall be duly and validly issued, fully paid and nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any Person.

(g)                                  Limitations on Conversion.

(i)                                     Beneficial Ownership Limitation.  Notwithstanding anything herein to the contrary, the Company shall not be required to issue to the Holder, and the Holder may not acquire, a number of Shares upon Conversion or otherwise issue any Shares of Common

Stock pursuant hereto or the Facility Agreement to the extent that, upon such Conversion, the number of Shares then beneficially owned by the Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 4.985% of the total number of shares of common stock then issued and outstanding (the “4.985% Cap”); provided, however, that the 4.985% Cap shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act. For purposes hereof (including the representation contemplated by the second paragraph of this Section 2(g)(i)), “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage held by the Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act.  For purposes hereof (including the representation contemplated by the second paragraph of this Section 2(g)(i)), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the Company’s most recent quarterly or annual report filed with the SEC, or any current report filed by the Corporation with the SEC subsequent thereto.  Upon the written request of the Holder, the Company shall, within two (2) Trading Days, confirm orally and in writing to the Holder the number of Shares then outstanding, and the Holder shall be entitled to rely upon such confirmation for purposes hereof (including the representation contemplated by the second paragraph of this Section 2(g)(i)).

Delivery of a Conversion Notice by the Holder shall constitute a representation by the Holder that the issuance of Common Stock in accordance with such Conversion Notice will not cause the Holder (together with its Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the SEC) to beneficially own a number of shares of Common Stock in excess of the 4.985% Cap, as determined in accordance with, and subject to the terms, conditions, qualifications and assumptions set forth in, the immediately preceding paragraph.

(ii)                                  Principal Market Regulation.  The Company shall not be required to issue any Shares upon Conversion if the issuance of such Shares together with any previous issuances of Shares pursuant to conversions of the Notes by the Holders hereof (which, for the avoidance of doubt, shall exclude Shares issued in satisfaction of Interest payments pursuant to the Facility Agreement) from and after the Amendment and Restatement Date would exceed 3,796,668 shares of Common Stock, subject to appropriate adjustment for any Stock Event that occurs after the Amendment and Restatement Date (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of The Nasdaq Stock Market and any other Principal Market for issuances of Shares in excess of such amount; it being acknowledged, for the avoidance of doubt, that the Company has no obligation to seek such  approval.  In the event that the Company seeks such approval, (i) any proxy statement delivered to the stockholders of the Company in connection therewith shall comply as to form in all material respects with the requirements of the Exchange Act and shall comply with the applicable requirements of the Principal Market; (ii) none of the information included or incorporated by reference in such proxy statement or any other document filed therewith, in any such case, at the date it is first filed with the SEC, at the date it is first mailed to the Company’s stockholders, at the time of the applicable meeting of stockholders or at the time of any amendment or supplement thereof, shall contain any untrue statement of a material fact or shall omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iii) such approval shall otherwise be obtained in compliance with applicable law and the applicable requirements of the Principal Market. Upon any conversion of this Note, the Company shall issue the maximum amount of the number of Shares set forth in the applicable Conversion Notice that may be issued without exceeding the Exchange Cap.

(iii)                               Applicable Limits on Conversion of the Note.  Notwithstanding anything to the contrary herein, prior to November 5, 2019, this Note shall not be convertible, and the Company shall not issue Shares upon conversion of this Note, to the extent that the aggregate Principal amount of this Note that would otherwise be converted pursuant to the applicable Conversion Notice, together with the aggregate principal amount of this Note converted into Conversion Shares after the Amendment and Restatement Date would exceed $26,250,000 (the “Conversion Cap”) (provided, for the avoidance of doubt, that upon any Conversion of this Note, the Company shall convert the maximum portion of Principal amount set forth in the applicable Conversion Notice that may be converted into Shares without so exceeding the Conversion Cap).

3.                                      Registration Failure.  Upon any Registration Failure, in addition to all other available remedies that the Holder may pursue hereunder and under the Facility Agreement and the Registration Rights Agreement, the Company shall pay additional damages to the Holder for each 30-day period (prorated for any partial period) after the date of such Registration Failure in an amount in cash equal to two percent (2%) of the original principal amount of this Note.  Such payments shall accrue until the earlier of (i) such time as the Registration Failure has been cured and (ii) the date on which all of the Conversion Shares may be disposed of for the Holder’s own account without restriction under Rule 144 (including, without limitation, volume restrictions) and without the need for the availability of current public information thereunder.  Amounts payable pursuant to this Section3 shall be paid on or before the fifth (5th) Business Day of each month following a month in which such payment  accrued.

4.                                      Voting Rights.  Except as required by law, the Holder shall have no voting rights with respect to any of the Conversion Shares until the Conversion Date relating to the conversion of this Note upon which such Conversion Shares are issuable (or in the case of Conversion Shares the issuance of which is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(c)(iii), the first Business Day after the resolution of such bona fide dispute).

5.                                      Amendment; Waiver.  The terms and provisions of this Note shall not be amended or waived except in a writing signed by the Company and the Holder.

6.                                      Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Facility Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies (at law or in equity), to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

7.                                      Specific Shall Not Limit General; Construction.  No specific provision contained in this Note shall limit or modify any more general provision contained herein.  This Note shall be deemed to be jointly drafted by the Company and all purchasers of Notes pursuant to the Facility Agreement and shall not be construed against any Person as the drafter hereof.

8.                                      Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

9.                                      Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 6.1 of the Facility Agreement.

10.                               Restrictions on Transfer.

(a)                                 Registration or Exemption Required.  This Note has been issued in a transaction exempt from the registration requirements of the Securities Act.  None of the Note or the Conversion Shares may be transferred, sold, assigned, hypothecated or otherwise disposed of except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state securities laws including, without limitation, pursuant to Section 4(a)(7) of the Securities Act, Rule 144 under the Securities Act or a so-called “4(a)(1) and a half” transaction.

(b)                                 Assignment. The Holder may sell, transfer, assign, pledge, hypothecate or otherwise dispose of this Note, in whole or in part; provided that (i) the Holder shall deliver a written notice to the Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the Person or Persons to whom the Note shall be assigned and the respective principal amount of the Note to be assigned to each assignee, and (ii) the transferee shall have complied with Section 2.5(d) of the Facility Agreement.  The Company shall effect the assignment (including by making appropriate notation of such transfer on the

Register) within three (3) business days (the “Transfer Delivery Period”), and shall deliver to the assignee(s) designated by Holder a Note or Notes of like tenor and terms for the appropriate principal amount.  This Note and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Holder. The provisions of this Note are intended to be for the benefit of all Holders from time to time of this Note, and shall be enforceable by any such Holder.

11.                               Payment of Collection, Enforcement and Other Costs.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys’ fees and disbursements.

12.                               Cancellation.  After all Principal, Interest and other amounts at any time owed under, or on account of, this Note have been paid in full or converted into Shares in accordance with the terms hereof, this Note shall automatically be deemed cancelled, shall be surrendered to the Company for cancellation and shall not be reissued.

13.                               Registered Note.  This Note may be transferred only upon notation of such transfer on the Register, and no assignment thereof shall be effective until recorded therein.

14.                               Waiver of Notice.  To the extent permitted by law, the Company hereby waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Facility Agreement.

15.                               Governing Law.  This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State. All legal proceedings concerning the interpretation and enforcement of this Note shall be commenced exclusively in the state commercial division courts or federal courts sitting in The City of New York, Borough of Manhattan.  The Company hereby and each Holder (by its acceptance of this Note) irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or other proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or other proceeding is improper or is an inconvenient venue for such proceeding.  The Company hereby and each Holder (by its acceptance of this Note) irrevocably waives personal service of process and consents to process being served in any such suit, action or other proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such person at the address in effect for notices to it under Section 6.1 of the Facility Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  EACH OF THE COMPANY AND THE HOLDER (BY ACCEPTANCE HEREOF) IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR

PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT.  THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.  EACH OF THE COMPANY AND THE HOLDER (BY ITS ACCEPTANCE HEREOF (A) CERTIFIES THAT NO OTHER PARTY AND NO AGENT, REPRESENTATIVE OR OTHER PERSON AFFILIATED WITH OR RELATED TO ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

16.                               Interpretative Matters.  Unless the context otherwise requires, (a) all references to Sections or Exhibits are to Sections or Exhibits contained in or attached to this Note, (b) each accounting term not otherwise defined in this Note has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word “including” in this Note shall be by way of example rather than limitation.  If a stock split, stock dividend, stock combination or other similar event occurs during any period over which an average price is being determined, then an appropriate adjustment will be made to such average to reflect such event.

17.                               Execution.  A facsimile, telecopy, PDF or other reproduction of this Note may be delivered by the Company, and an executed copy of this Note may be delivered by the Company by facsimile, e-mail or other similar electronic transmission device pursuant to which the signature of or on behalf of the Company can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  The Company hereby agrees that it shall not raise the execution of facsimile, PDF or other reproduction of this Note, or the fact that any signature was transmitted by facsimile, e-mail or other similar electronic transmission device, as a defense to the Company’s execution of this Note.  Notwithstanding the foregoing, the Company shall be required to deliver an originally executed Note to the Holder.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first set forth above.

COMPANY:

NEOS THERAPEUTICS, INC.

By:
Name:
Title:

Exhibit A

CONVERSION NOTICE

Reference is made to the Amended and Restated Senior Secured Convertible Note (the “Note”) of NEOS THERAPEUTICS, INC., a Delaware corporation (the “Company”), in the original principal amount of $[          ].  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Amount of Principal to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and, if physical certificates are applicable, to the following address:

Issue to:

DTC Participant Number and Name:

Account Number:

Exhibit B

ASSIGNMENT

(To be executed by the registered holder
desiring to transfer the Note)

FOR VALUE RECEIVED, the undersigned holder of the attached Amended and Restated Senior Secured Convertible Note (the “Note”) hereby sells, assigns and transfers unto the person or persons below named the right to receive the principal amount of $           from Neos Therapeutics, Inc., a Delaware corporation (the “Company”), evidenced by the attached Note and does hereby irrevocably constitute and appoint            attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:
Signature

Fill in for new registration of Note:

Name

Address

Please print name and address of assignee
(including zip code number)

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Note. In every particular, without alteration or enlargement or any change whatsoever.